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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
NetRatings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2005

To Our Stockholders:

        We will hold the annual meeting of the stockholders of NetRatings, Inc., a Delaware corporation (the "Company"), at the offices of the Company, located at 120 West 45th Street, 35th Floor, New York, New York 10036, on Friday, June 3, 2005 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect nine (9) Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2.
  To approve the adoption of the Company's Amended and Restated 1998 Stock Plan.

  3.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business, including the nominees for Directors, are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 18, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company's offices located at 120 West 45th Street, 35th Floor, New York, New York 10036.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Stockholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting.

Sincerely,

William R. Pulver Chief Executive Officer and President

New York, New York
April 29, 2005

YOUR VOTE IS IMPORTANT

        To ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. If you attend the meeting, you may vote in person even if you returned a proxy card.

120 West 45th Street, 35th Floor
New York, New York 10036

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NetRatings, Inc., a Delaware corporation ("we," the "Company," or "NetRatings"), for use in voting at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company located at 120 West 45th Street, 35th Floor, New York, New York 10036, on Friday, June 3, 2005 at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders are being mailed on or about April 29, 2005 to stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Record Date; Voting Securities

        The close of business on April 18, 2005 has been fixed as the record date ("Record Date") for determining the holders of shares of common stock, par value $0.001 per share ("Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 36,394,098 shares of Common Stock outstanding held of record by 179 stockholders.

Voting and Solicitation

        Each holder of record of Common Stock on the Record Date will be entitled to one vote per share on all matters to be voted upon by the stockholders.

        All votes will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether or not a quorum is present. Delaware law and the Company's Bylaws provide that a quorum consists of the presence, in person or by proxy, of a majority of shares which are entitled to vote at the meeting. The inspector of elections will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

        Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows: (i) FOR the election of the nine persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; (ii) FOR the approval of the adoption of the Company's Amended and Restated 1998 Stock Plan; and (iii) FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent in accordance with their best judgment.

        If you are a beneficial owner and hold your shares in street name through a broker and do not return the voting instruction card, the broker or other nominees have the discretion to vote on Proposal 1 (the election of the nine persons named in this Proxy Statement as the Board of Directors' nominees for the election of the Board of Directors) and Proposal 3 (the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005), but do not have discretion to vote on Proposal 2 (the approval of the adoption of the Company's Amended & Restated 1998 Stock Plan).

        In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the chairman of the meeting may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting.

        The solicitation of proxies will be conducted by mail. The Company will bear all costs related to the solicitation of proxies. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally or by telephone or facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

        Stockholder proposals may be included in the Company's proxy materials for an Annual Meeting so long as they are provided to the Company on a timely basis and satisfy the other conditions set forth in applicable rules of the Securities and Exchange Commission ("SEC"). For a stockholder proposal to be included the Company's proxy materials for the 2006 annual meeting of stockholders, the proposal must be received at our offices located at 120 West 45th Street, 35th Floor, New York, New York 10036, addressed to the Secretary, not later than December 29, 2005. Stockholder business that is not intended for inclusion in the Company's proxy materials may be brought before an annual meeting so long as the Company receives notice of the proposal as specified in the Company's Bylaws, addressed to the Secretary at its principal executive offices, not later than the above date.

        Should a stockholder proposal be brought before the 2006 annual meeting of stockholders, the proxy holders will be authorized by the Company's proxy form to vote for or against the proposal, in their discretion, if the Company provides information in its proxy statement (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of shares of the Company's Common Stock as of April 1, 2005 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the Company's officers and directors is c/o NetRatings, Inc., 120 West 45th Street, 35thFloor, New York, New York, 10036.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding(2)
5% Stockholders:
VNU N.V.(3)	21,583,296	59.4%
TCS Capital(4)	2,812,240	7.7%
Executive Officers and Directors:
David H. Harkness(5)(7)	21,594,296	59.4%
Michael P. Connors(3)(7)	21,583,296	59.4%
Thomas A. Mastrelli(3)(7)	21,583,296	59.4%
James M. O'Hara(3)(7)	21,583,296	59.4%
John A. Dimling(6)(7)	18,882,269	51.9%
William R. Pulver(8)	509,816	1.4%
Todd Sloan(9)	198,750	0.5%
George Durney(10)	70,667	0.2%
D. Scott Mercer(11)	60,000	0.2%
Arthur F. Kingsbury(12)	44,000	0.1%
Richard Webb(13)	25,000	0.1%
Jerrell W. Shelton(14)	12,333	*
David Muir(15)	9,979	*
All directors and executive officers as a group (16 persons)(16)	22,774,936	61.0%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of April 1, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Holders of restricted shares have voting power with respect to such shares from the date of grant. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite each such stockholder's name.

(2)
Based on 36,340,297 shares of Common Stock outstanding on April 1, 2005.

(3)
Consists of (i) 18,832,727 shares held of record by Nielsen Media Research, (ii) 2,745,569 shares held of record by ACNielsen and (iii) 5,000 shares issuable upon the exercise of options held by Mr. Connors that are currently exercisable or will become exercisable within 60 days of April 1, 2005. ACNielsen has the power to direct the voting and disposition of the shares subject to the options held by Mr. Connors, and Mr. Connors disclaims beneficial ownership of these shares.

  Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V. VNU N.V.'s address is Ceylonpoort 5-25, 2037 AA Haarlem, The Netherlands.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2005, reflecting ownership of Common Stock as of December 31, 2004. We have taken the following information from that filing. Each of TCS Capital International, Ltd. ("TCS Capital International") and TCS Capital Management, LLC ("TCS Capital Management") may be deemed to be the beneficial owner of 1,838,587 shares of Common Stock held for the account of TCS Capital International. Mr. Eric Semler may be deemed to be the beneficial owner of 2,812,240 shares of Common Stock, which consists of (A) 1,838,587 shares of Common Stock held for the account of TCS Capital International, (B) 186,627 shares of Common Stock held for the account of TCS Capital L.P. ("TCS Capital") and (C) 787,026 shares of Common Stock held for the account of TCS Capital II, L.P. ("TCS Capital II"). TCS Capital Management is the investment manager of each of TCS Capital International, TCS Capital and TCS Capital II. In his capacity as the managing member of TCS Capital Management, Mr. Eric Semler may be deemed to have investment discretion over, and may be deemed to be the beneficial owner of, securities held for the accounts of TCS Capital International, TCS Capital and TCS Capital II. The address of the principal business office of each of the Reporting Persons is 888 Seventh Avenue, Suite 1504, New York, NY 10019.

(5)
Consists of (i) 6,000 shares owned directly, (ii) 5,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005, (iii) 18,832,727 shares held of record by Nielsen Media Research, (iv) 2,745,569 shares held of record by ACNielsen and (v) 5,000 shares issuable upon the exercise of options held by Mr. Connors that are currently exercisable or will become exercisable within 60 days of April 1, 2005. ACNielsen has the power to direct the voting and disposition of the shares subject to the options held by Mr. Connors, and Mr. Connors disclaims beneficial ownership of these shares. Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V.

(6)
Consists of (i) 3,500 shares owned directly, (ii) 46,042 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005 and (iii) 18,832,727 shares held of record by Nielsen Media Research.

(7)
Mr. Dimling is Chairman of Nielsen Media Research; Mr. Harkness is Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information; Mr. Connors is Chairman and Chief Executive Officer of VNU Media Measurement and Information; Mr. Mastrelli is Chief Operating Officer of VNU, Inc.; and Mr. O'Hara is Senior Vice President and Chief Financial Officer, VNU Media Measurement and Information. Each of Nielsen Media Research and ACNielsen are indirectly wholly owned subsidiaries of VNU N.V. Accordingly, these individuals may be deemed to share voting or investment control with respect to shares owned by Nielsen Media Research or ACNielsen. Each of these individuals disclaims beneficial ownership of any shares held by Nielsen Media Research or ACNielsen. The address for each of these individuals is c/o VNU, 770 Broadway, New York, NY 10003.

(8)
Consists of (i) 43,167 shares owned directly, of which 40,000 are restricted shares, and (ii) 466,649 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. The restricted shares will fully vest on February 28, 2008, with the possibility of earlier vesting based on the Company's financial performance.

(9)
Consists of (i) 30,000 restricted shares owned directly and (ii) 168,750 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. The restricted shares will fully vest on February 28, 2008, with the possibility of earlier vesting based on the Company's financial performance.

(10)
Consists of (i) 20,000 restricted shares owned directly and (ii) 50,667 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. The restricted shares will fully vest on February 28, 2008, with the possibility of earlier vesting based on the Company's financial performance.

(11)
Consists of (i) 10,000 shares owned directly, of which 5,000 are restricted shares, and (ii) 50,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. The restricted shares will vest in two equal installments on December 31, 2005 and December 31, 2006.

(12)
Consists of (i) 4,000 restricted shares owned directly and (ii) 40,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. The restricted shares will vest in two equal installments on December 31, 2005 and December 31, 2006.

(13)
Consists of 25,000 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. Mr. Webb resigned from all positions he held at the Company on March 31, 2005.

(14)
Consists of (i) 4,000 restricted shares owned directly and (ii) 8,333 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.

(15)
Consists of 9,979 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005. Mr. Muir resigned from all positions he held at the Company on December 31, 2004.

(16)
Includes 18,832,727 shares held of record by Nielsen Media Research and 2,745,569 shares held of record by ACNielsen. Also includes 1,015,973 shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of April 1, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, all Reporting Persons complied with all applicable filing requirements during the fiscal year ended December 31, 2004.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        A Board of nine directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, all of whom are presently directors of the Company. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until that person's successor has been duly elected and qualified.

Vote Required and Board of Directors' Recommendation

        If a quorum is present and voting, the nine nominees receiving the highest number of affirmative votes of the votes cast shall be elected as directors. Accordingly, shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the outcome of this vote.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

Nominees for Director

        The names of the nominees, their ages as of April 1, 2005 and certain other information about them are set forth below:

Name	Principal Occupation	Director Since
William R. Pulver	President and Chief Executive Officer, NetRatings, Inc.	2002
John A. Dimling	Chairman of the Board, NetRatings, Inc.; Chairman, Nielsen Media Research	1999
Michael P. Connors(2)	Chairman and Chief Executive Officer of VNU Media Measurement and Information	1999
David H. Harkness	Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information	1999
Arthur F. Kingsbury(1)	Private Investor	2001
Thomas A. Mastrelli	Chief Operating Officer, VNU, Inc.	1999
D. Scott Mercer(1)(2)	Private Investor	2001
James M. O'Hara	Senior Vice President and Chief Financial Officer, VNU Media Measurement and Information	2004
Jerrell W. Shelton(1)	Chairman and Chief Executive Officer of Wellness, Inc.; Private Investor	2004

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

        There are no family relationships among any of the directors of the Company. As noted below, a majority of our directors hold positions with companies that are subsidiaries and/or affiliates of VNU N.V., which owns approximately 59.4% of our outstanding Common Stock.

        Mr. Pulver, 45, joined the Company in November 2001 as its President and Chief Operating Officer and was appointed to the Company's Board of Directors and assumed the role of President and Chief

Executive Officer in February 2002. From December 1999 to November 2001, Mr. Pulver was President of ACNielsen eRatings.com. Prior to December 1999, he worked continuously with ACNielsen for 22 years, most recently as group chief executive of ACNielsen Japan. In March 1999, the role was expanded to include ACNielsen Korea. He holds a Bachelor of Commerce degree, with a major in marketing, from the University of NSW, Australia.

        Mr. Dimling, 66, has served on the Company's Board of Directors since December 1999 and has served as its Chairman of the Board since April 2002. Mr. Dimling currently serves as the Chairman of Nielsen Media Research. From July 1998 through 2001, he served as the President and Chief Executive Officer of Nielsen Media Research, where he also served as Chairman during 2001. He previously served as President and Chief Operating Officer of Nielsen Media Research from July 1993 to June 1998. Mr. Dimling holds an A.B. in Mathematics from Dartmouth College, an M.S. in Industrial Administration from Carnegie Mellon University and a J.D. from George Washington University.

        Mr. Connors, 49, has served as a member of the Company's Board of Directors since September 1999. He currently serves as Chairman, Chief Executive Officer of VNU Media Measurement and Information. From September 2001 to April 1, 2005, Mr. Connors served on the Executive Board of VNU N.V. and as Chairman of VNU World Directories from 2003 through November 2004. From 1996 to 2002, Mr. Connors served as Vice Chairman of ACNielsen. From April 1995 to November 1996, he was a Senior Vice President and Chief Human Resources Officer of The Dun & Bradstreet Corporation, a business information company. From 1989 to 1995, Mr. Connors was Senior Vice President for American Express Travel Related Services. Mr. Connors holds a B.S. in Business Administration from the University of Kansas and an M.A. in Human Resource Management from Central Michigan University. He also serves on the Board of Directors of Eastman Chemical Company.

        Mr. Harkness, 60, has served as a member of the Company's Board of Directors since September 1999. Mr. Harkness has been employed by Nielsen Media Research and VNU since 1975, and currently serves as Senior Vice President, Strategy and Alliances, VNU Media Measurement and Information. Mr. Harkness holds a B.A. in Chemistry from Bates College and an M.B.A. in Marketing and Finance from the University of Connecticut.

        Mr. Kingsbury, 56, has served on the Company's Board of Directors since March 2001. He is currently a private investor. From 1994 through 1996, Mr. Kingsbury served as the President and Chief Operating Officer of VNU USA, Inc. Prior to that, he served as the President and Chief Operating Officer of BPI Communications, Inc. from 1991 through 1994. From 1990 through 1993, he was a director of Affiliated Publications, Inc., and from 1987 through 1989 he was a director of McCaw Cellular, Inc. Mr. Kingsbury holds a B.S. in Business Administration from Babson College.

        Mr. Mastrelli, 57, has served on the Company's Board of Directors since December 1999. Since January 1999, he has been Chief Operating Officer of VNU, Inc., a subsidiary of VNU N.V, and is primarily responsible for corporate development for all of VNU. From April 1998 to December 1998, Mr. Mastrelli served as Executive Vice President and General Manager of VNU USA, Inc. From 1981 to April 1998, he was a partner at the public accounting and consulting firm of Leslie Sufrin and Company. He holds a B.B.A. from Pace University and an M.B.A. from Fordham University.

        Mr. Mercer, 54, has served as a member of the Company's Board of Directors since January 2001. He is currently a private investor. From February 2004 through December 2004, Mr. Mercer has served as Senior Vice President and Advisor to the Chief Executive Officer of Western Digital Corporation, a supplier of disk drives to the personal computer and consumer electronics industries. From October 2001 through January 2004, Mr. Mercer served as Senior Vice President, Chief Financial Officer of Western Digital Corporation. From June 2000 through September 2001, Mr. Mercer served as Vice President, Chief Financial Officer of Teralogic, Inc., a privately held supplier of semiconductors and software to the digital television industry. From June 1996 through May 2000, Mr. Mercer was employed by Dell Inc. in senior operating and financial positions including assignments in product development and Dell's European operations. Prior to joining Dell, Mr. Mercer served as Executive Vice President, Chief Financial and Administrative Officer of Western Digital Corporation, Senior Vice President, Chief Financial Officer of Businessland, Inc. and Vice President, Chief Financial Officer of LSI Logic Corporation. Mr. Mercer holds a B.S. degree from California State Polytechnic University, Pomona. He also serves on the Board of Directors of Adaptec, Inc. and Conexant Systems, Inc.

        Mr. O'Hara, 43, has served on the Company's Board of Directors since March 2004. He is currently Senior Vice President and Chief Financial Officer of VNU Media Measurement and Information. Previously, Mr. O'Hara served as Senior Vice President and Chief Financial Officer for Nielsen Media Research. Mr. O'Hara joined VNU in 1998 as Chief Financial Officer for VNU Marketing Information. Before joining VNU, Mr. O'Hara was a partner at the public accounting and consulting firm of Leslie Sufrin and Company, focusing on the media and publishing industry. Mr. O'Hara holds a B.S., cum laude, from Long Island University/C.W. Post's School of Professional Accountancy. He became a Certified Public Accountant in 1986 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

        Mr. Shelton, 59, has served on the Company's Board of Directors since March 2004. He is currently Chairman and Chief Executive Officer of Wellness, Inc., a provider of hospital products for integrated solutions for healthcare environments of all patient areas. Mr. Shelton is also a private investor. From November 2000 to August 2002, Mr. Shelton served as Chief Executive Officer of IBM's WebFountain. From November 1999 to October 2000, he consulted for several start-up companies, including Heart Center Online, Inc., PetQuarters, Inc., Optical Processing and Technology Systems, Inc., Telleo, Inc. and CRE Technologies, Inc. Prior to that, Mr. Shelton worked with investment companies specializing in leveraged buyouts, and served as Chairman, President and Chief Executive Officer of NDC Holdings II, Inc. from October 1998 to October 1999 and President and Chief Executive Officer of Continental Graphics Holdings, Inc. from October 1996 to July 1998. From October 1991 to July 1996, Mr. Shelton served as President and Chief Executive Officer of Thomson Business Information Group. Mr. Shelton holds a B.S. degree in Business Administration from the University of Tennessee and an M.B.A. from Harvard University.

PROPOSAL NO. 2:
APPROVAL OF AMENDED AND RESTATED 1998 STOCK PLAN

        The Board of Directors adopted the Amended and Restated 1998 Stock Plan, also referred to as the 1998 Plan, on March 1, 2005. Currently, the maximum number of shares issuable under the 1998 Plan is 8,465,000. Because the 1998 Plan (prior to amendment) did not expressly allow for grants of restricted stock, the Board of Directors has amended and restated the 1998 Plan, subject to stockholder approval, to allow for the granting of restricted stock, restricted stock units, stock appreciation rights and certain other equity-based compensation awards.

        The stockholders are now being asked to approve the Amended and Restated 1998 Stock Plan. The Board of Directors believes that approval of the adoption of the Amended and Restated 1998 Stock Plan is in the best interests of NetRatings and our stockholders because the ability to grant restricted stock and other equity-based awards is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of the stockholders. VNU has agreed to vote its shares in favor of the amendment, and, as a result, stockholder approval of the adoption of the 1998 Plan is assured.

Summary of the Provisions of the 1998 Plan

        The following summary of the 1998 Plan is qualified in its entirety by the specific language of the 1998 Plan, the full text of which is attached hereto as Appendix A.

        General.    The 1998 Plan provides for the grant of options, including Incentive Stock Options ("ISOs") and nonstatutory stock options, as well as stock appreciation rights, restricted stock, restricted stock units and stock purchase rights.

        Shares Subject to the 1998 Plan.    Currently, a maximum of 8,465,000 shares of the Company's Common Stock may be issued pursuant to the 1998 Plan.

        In the event of any stock dividend, stock split, reverse stock split, combination, reclassification, or similar change in the capital structure of NetRatings, appropriate adjustments will be made to the shares subject to the 1998 Plan, to the proposed grant limits and to outstanding awards. To the extent any outstanding award under the 1998 Plan expires or terminates prior to exercise in full, or if NetRatings repurchases shares issued upon exercise of a stock purchase right at the purchaser's original cost, the shares of Common Stock for which that award is not exercised or the repurchased shares are returned to the 1998 Plan and will again be available for issuance under the 1998 Plan.

        Administration.    The Board of Directors or a duly appointed committee of the Board may administer the 1998 Plan. With respect to the participation of individuals whose transactions in NetRatings' equity securities are subject to Section 16 of the Exchange Act, the 1998 Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 1998 Plan, the Board or a duly appointed committee determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each award, and all other terms and conditions of the awards. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual in the future. The Board or a duly appointed committee will interpret the 1998 Plan and options granted thereunder, and all determinations of the Board or a duly appointed committee, as the case may be, will be final and binding on all persons having an interest in the 1998 Plan or any award under the plan.

        Eligibility.    Generally, all employees, Directors and consultants of NetRatings or of any present or future parent or subsidiary corporations of NetRatings are eligible to participate in the 1998 Plan. Any person eligible under the 1998 Plan may be granted an award of stock appreciation rights, restricted stock, restricted stock units, nonstatutory options or stock purchase rights. However, only employees may be granted ISOs. In addition, during any fiscal year of NetRatings, no employee may receive awards under the 1998 Plan for more than a total of 500,000 shares.

        Terms and Conditions of Awards.    Each award granted under the 1998 Plan is evidenced by a written agreement between NetRatings and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 1998 Plan. Awards are generally nontransferable by the participant other than by will or by the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant.

        Options.    For options, the exercise price per share must equal at least the fair market value of a share of Common Stock on the date of grant of an ISO and at least 85% of the fair market value of a share of our Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of NetRatings or any parent or subsidiary corporation of NetRatings, a "10% Stockholder," must be at least 110% of the fair market value of a share of our Common Stock on the date of grant. The fair market value of our Common Stock is based on the trading price of NetRatings shares on the Nasdaq National Market.

        Generally, subject to the discretion of the Board or a duly appointed committee, the option exercise price may be paid in cash, by check, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

        The Board or a duly appointed committee will specify when options granted under the 1998 Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee's continued employment or service. The maximum term of an option granted under the 1998 Plan is ten years, except that an ISO granted to a 10% Stockholder may not have a term longer than five years.

        Stock Purchase Rights.    Stock purchase rights are generally granted subject to a repurchase option in favor of NetRatings that expires pursuant to a vesting schedule approved by the Board or the committee. The purchase price per share must be at least 85% of the fair market value of a share of the Company's Common Stock on the date of grant.

        Restricted Stock and Restricted Stock Units.    Restricted stock awards consist of shares that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares to the participant only after specified conditions are satisfied. A holder of restricted stock is generally treated as a current shareholder (subject to the restrictions), whereas the holder of a restricted stock unit is treated as a shareholder with respect to the award only when the shares are delivered in the future. NetRatings will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

        Stock Appreciation Right ("SAR").    An SAR is similar to an option, except that participants granted SARs generally do not have to pay an exercise price. Instead, the participant generally is paid the excess of the value of a share of stock underlying the SAR over the value of such share on the date of grant. NetRatings may grant SARs under the 1998 Plan either alone or in tandem with options. The grant price of an SAR cannot be less than the fair market value of the shares at the time of grant. SARs can also be granted with a grant price that is greater than the fair market value of the shares on the date of grant or that is indexed to the fair market value of the shares on the date of grant (provided that the grant price of such SAR cannot be less than the fair market value of the shares at the time of grant). The grant price of an SAR granted in tandem with an option will be the same as the option price of the option. SARs cannot be exercised later then the 10th anniversary of the date of grant. SARs granted in tandem with ISOs are subject to special restrictions.

        Freestanding SARs may be exercised on such terms as NetRatings determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from NetRatings shares equal in value to the difference between the fair market value of the shares subject to the SAR and the grant price.

        Change in Control.    The 1998 Plan provides that in the event of a change in control of NetRatings resulting from a merger or sale of substantially all of our assets, the acquiring corporation may assume or substitute for outstanding awards granted under the plan. However, if the acquiring corporation does not assume or substitute for an outstanding award, the award will become fully vested and exercisable prior to the date of the change in control.

        Termination or Amendment.    Unless sooner terminated, no awards may be granted under the 1998 Plan after January 2008. The Board may terminate or amend the 1998 Plan at any time, but the Board may not amend the 1998 Plan without stockholder approval if such stockholder approval is required under any applicable law, regulation or rule. No amendment may adversely affect an outstanding award without the consent of the participant.

Summary of Federal Income Tax Consequences of the 1998 Plan

        The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of awards granted under the 1998 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

        ISOs.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Optionees who do not dispose of their shares for two years following the date of grant or within one year following the exercise date will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, NetRatings will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the exercise date, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Generally, for federal income tax purposes, NetRatings should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

        The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to NetRatings with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. NetRatings generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

        Restricted Stock.    A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, unless an election is made as described in the next paragraph, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

        A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. (This is what is generally referred to as a Section 83(b) election.) Any such election must be filed with the Internal Revenue Service within 30 days of the date of grant. Future appreciation on the shares will be taxed as capital gains when the shares are sold. However, if after making such an election, the shares are forfeited, the participant will be unable to claim any loss deduction.

        NetRatings receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

        NetRatings may elect to satisfy its liability for applicable withholding taxes with respect to an issuance of restricted stock by retaining a sufficient number of shares of restricted stock that it would otherwise issue on a particular vesting date equal to the amount of any withholding taxes due on such vesting date.

        SARs and Restricted Stock Units.    In the case of an exercise of an SAR or an award of restricted stock units, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment.

        Tax Consequences to NetRatings.    NetRatings is generally entitled to a deduction equal to (1) the amount of ordinary income recognized by the optionee as a result of a disqualifying disposition of an ISO or the exercise of an NSO, (2) the amount of income recognized by the participant on the exercise of an SAR (which is generally equal to the value of shares which are paid to a recipient pursuant to such exercise), or (3) the amount of income recognized by a participant granted restricted stock or restricted stock units as a result of a Section 83(b) election by such participant or the lapse of restrictions with respect to such restricted stock or restricted stock units, in each case except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

        Withholding.    Awards made to participants under the 1998 Plan may be subject to federal, state and local income tax and employment tax withholding obligations and NetRatings will comply with any requirements to withhold such taxes.

Equity Compensation Plan Information

        Information for our equity compensation plans in effect as of December 31, 2004, is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,101,536	$10.21	671,000
Equity compensation plans not approved by security holders(1)	9,569	$106.84	—
Total	4,111,105	$10.43	671,000

(1)
Consists of options assumed in connection with the acquisition of ACNielsen eRatings.com in May 2002.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of stockholders, at which a quorum representing a majority of all the Company's outstanding Common Stock is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same practical effect as a negative vote but broker non-votes will not be counted for any purpose in determining whether the proposal has been approved.

        The Board of Directors believes that approval of the proposed amendments to the 1998 Plan is in the best interests of NetRatings and its stockholders for the reasons described above. THEREFORE, FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and recommends that the stockholders confirm such selection. This firm has audited the Company's financial statements since the Company's inception. A proposal to ratify this appointment is being presented to the stockholders at the Annual Meeting.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of the majority of the votes cast on the proposal at the Annual Meeting at which the presence of a quorum representing a majority of all of the Company's outstanding Common Stock is present in person or by proxy, will be required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

Fees for Services Rendered by Ernst & Young LLP

        For the fiscal years ended December 31, 2004 and December 31, 2003, fees for professional services provided by Ernst & Young LLP are set forth below:

	Year Ended December 31,
	2004	2003
Audit Fees(1)	$819,000	$273,000
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Includes fees associated with the annual audit of the Company's consolidated financial statements, the audit of internal control over financial reporting, the reviews of the Company's quarterly reports on Form 10-Q and fees related to regulatory filings.

Pre-Approval Policies and Procedures

        Pursuant to its written charter, the Audit Committee shall approve in advance all audit services and all permissible non-audit services provided by the independent registered public accounting firm, consistent with applicable law and exchange requirements. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not previously contemplated by the Audit Committee. The Audit Committee has decided to delegate pre-approval authority to the Chairman of the Audit Committee for any engagements that are less than $25,000. The Chairman of the Audit Committee must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Any engagements that exceed $25,000 must be approved by the Audit Committee in advance.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

        The business affairs of the Company are managed under the direction of the Board of Directors. The Board of Directors meets on a regularly scheduled basis during the fiscal year of the Company to review significant developments affecting the Company and to act on matters requiring approval of the Board of Directors. The Board of Directors also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board of Directors. The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2004. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he served during 2004.

        The Board of Directors has an Audit Committee and a Compensation Committee. Each of these committees operates under the terms of a charter which has been approved by the Board of Directors. The functions and membership of each committee of the Board of Directors are set forth below. Because VNU N.V. and its affiliates own more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the rules of the Nasdaq National Market ("Nasdaq"). As a result, we are exempt from the Nasdaq rules that require listed companies to have (i) a majority of independent directors on the Board of Directors, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the Board of Directors.

Audit Committee

        The Audit Committee currently consists of Messrs. Kingsbury, Mercer and Shelton, each of whom has been determined to be independent as defined under both the Nasdaq's and SEC's director independence standards for audit committee members. Messrs. Kingsbury and Mercer served as members of the Audit Committee during all of 2004. Mr. Shelton became a member of the Audit Committee in March 2004, replacing James Geddes. Mr. Mercer serves as Chairman of the Audit Committee and the Board of Directors has determined that Mr. Mercer qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held thirteen meetings during the fiscal year ended December 31, 2004.

        The Audit Committee assists the Board of Directors in fulfilling its responsibilities by, among other things, reviewing and monitoring (i) the integrity of the financial statements of the Company, (ii) the independent registered public accounting firm's qualifications and independence, (iii) the performance of the independent registered public accounting firm and (iv) the compliance by the Company with legal and regulatory requirements. A full description of the Audit Committee's primary responsibilities is contained in the Audit Committee's written charter, a copy of which is attached as Exhibit A to the Company's proxy statement furnished in connection with the Company's 2004 annual meeting of stockholders, which is available on the Company's website at www.nielsen-netratings.com under "About Us"_"Investor Relations"_"SEC Filings."

Compensation Committee

        The Compensation Committee currently consists of Messrs. Connors and Mercer, and Mr. Connors serves as Chairman of the Compensation Committee. Messrs. Connors and Mercer both served as members of the Compensation Committee during all of 2004. The Compensation Committee held two meetings during the fiscal year ended December 31, 2004, and acted by unanimous written consent on seven occasions during the year.

        The Compensation Committee is responsible for compensation decisions and recommendations relating to the executive officers of the Company and to produce an annual report on executive compensation for inclusion in the Company's proxy statement for its annual meeting of stockholders. The Compensation Committee also (i) reviews and makes recommendations to management with respect to the Company's overall compensation programs and policies and (ii) exercises all authority of the Board of Directors under all of the Company's equity-based compensation plans.

Director Compensation

        The Company provides cash compensation and equity-based incentive compensation awards to its "non-employee directors", defined as directors who are not employees of the Company or any other affiliate of VNU N.V. ("Non-employee Directors"). Messrs. Mercer, Kingsbury and Shelton are currently the only Non-employee Directors on the Board of Directors. The Company also reimburses all directors for their reasonable expenses incurred in attending meetings of the Board of Directors.

        Under the guidelines established by the Board of Directors on March 1, 2005, each Non-employee Director (other than the Chairman of the Audit Committee) is eligible to receive an annual fee of $30,000 for serving on the Board of Directors and the Chairman of the Audit Committee is eligible to receive an annual fee of $35,000, each of which is payable in four equal installments. The prior policy was to pay each Non-Employee Director (including the Chairman of the Audit Committee) an annual fee of $25,000, which was payable in four equal installments.

        Under the guidelines established by the Board of Directors on March 1, 2005, each Non-Employee Director is also eligible to receive one share of restricted stock for every 2.5 stock options that would have been granted under the prior compensation policy. Under the prior policy, each Non-Employee Director was eligible to receive a yearly grant of 7,500 shares vesting ratably over a twelve month period and an additional grant of 2,500 shares for each committee on which the director served (subject to a maximum of 5,000 shares). In light of this new policy, on March 1, 2005, the Board approved the grant of 5,000 shares of restricted stock to Mr. Mercer and 4,000 shares of restricted stock to each of Mr. Shelton and Mr. Kingsbury. These restricted stock grants will vest in two equal installments beginning on December 31, 2005 and on the one year anniversary thereafter. The Board retains discretion to change such policies and to make grants outside of such policies as it deems appropriate.

        The Company has entered into retention agreements with Messrs. Kingsbury, Mercer and Shelton which provide that if any such individual is involuntarily removed from his position as a member of the Company's Board of Directors, other than for cause, then all options to purchase the Company's securities held by such director will immediately vest and remain exercisable for a 90-day period following such termination. In addition, the Company's Amended and Restated 1998 Stock Plan provides that in the event of a change in control of the Company resulting from a merger or sale of substantially all of its assets, if the acquiring corporation does not assume or substitute for an outstanding option, each option, including each option issued to a director, will become fully vested and exercisable prior to the date of the change in control.

Policy Governing Stockholder Communications with the Board of Directors

        The Board of Directors has adopted a policy governing stockholder communications with the Board of Directors.

        In accordance with the policy, stockholders of the Company seeking to communicate with the Board of Directors should submit any communications in writing to the Company's General Counsel, NetRatings, Inc., 120 West 45th Street, 35th Floor, New York, New York 10036. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. Under the policy, the Company's General Counsel will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or inappropriate, in which case the Company's General Counsel has the authority to discard the communication or take appropriate legal action regarding the communication.

        If a stockholder communication is addressed exclusively to a non-management director of the Company or the Company's non-management directors as a group, the Company's General Counsel will first consult with and receive the approval of the Chair of the Audit Committee before disclosing or otherwise discussing the communication with directors who are members of management.

Director Attendance at Annual Meetings of Stockholders

        Although the Company has no formal policy requiring director attendance at the Company's annual meeting of stockholders, the Chief Executive Officer, who is also currently a member of the Board of Directors, and the Chairman of the Board are both encouraged to attend the annual meeting of stockholders. The other members of the Board of Directors are welcome to attend the annual meeting of stockholders. Last year, two directors attended the Company's 2004 annual meeting of stockholders.

Policy Governing Director Nominations

        As stated above, because VNU N.V. and its affiliates own more than 50% of the voting power in the Company, the Company is deemed to be a "controlled company" under the Nasdaq rules. Because the Company is a "controlled company", the Board of Directors has elected not to establish a separate nominating committee or formal rules governing director nominations from stockholders. In the event of any vacancy on the Board of Directors, or in the event that the Board of Directors is to be expanded, the Board of Directors will determine at such time the appropriate procedures for filling the vacancy or additional position. The Board of Directors may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

        The Board of Directors has not set specific, minimum qualifications that must be met by a director candidate. In evaluating candidates for the Board of Directors, a number of attributes are considered, including, but not limited to, the following:

  •
  personal and professional character, integrity, ethics and values;

  •
  general business experience and skills;

  •
  experience or expertise in the relevant industry or technologies; and

  •
  aptitude in accounting and finance.

        The Board of Directors also may consider (i) whether a candidate would be deemed to be "independent" under the applicable laws, rules or regulations, (ii) whether the candidate's existing business commitments would interfere with the candidate's ability to devote sufficient time to discharge his or her duties as a director and (iii) the input of VNU, the Company's majority stockholder.

Code of Ethics

        The Board of Directors has adopted a (i) Code of Ethics for the Company's Senior Financial Officers and (ii) a Code of Conduct applicable to all the Company's employees and directors. These codes, which are both designed to insure that the Company's business is conducted in a consistently legal and ethical manner, address specific areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company's business. Upon the written request of any stockholder, the Company will furnish, without charge, a copy of the Code of Ethics for the Company's Senior Financial Officers and/or the Code of Conduct. Requests should be directed to the Company's General Counsel, NetRatings, Inc., 120 West 45th Street, 35th Floor, New York, New York 10036.

EXECUTIVE OFFICERS OF REGISTRANT

        The executive and other principal officers of the Company as of April 18, 2005, are as follows:

Name	Position
William R. Pulver	President, Chief Executive Officer and Director
Todd Sloan	Executive Vice President of Corporate Development, Chief Financial Officer and Secretary
David Day	Managing Director, Europe/Middle East/Africa
Manish Bhatia	Senior Vice President, Product Marketing and Business Development
George Durney	Senior Vice President, Sales
Susan Hickey*	Senior Vice President
Alan Shapiro	Senior Vice President and General Counsel

*
Non-reporting person under Section 16(a) of the Exchange Act.

        There are no family relationships among any of the executive officers of the Company. As noted below, some of our officers formerly held positions with companies that are subsidiaries and/or affiliates of VNU N.V., which owns approximately 59.4% of our outstanding Common Stock.

        Mr. Pulver, 45, joined the Company in November 2001 as its President and Chief Operating Officer and was appointed to the Company's Board of Directors and assumed the role of President and Chief Executive Officer in February 2002. From December 1999 to November 2001, Mr. Pulver was President of ACNielsen eRatings.com. Prior to December 1999, he worked continuously with ACNielsen for 22 years, most recently as group chief executive of ACNielsen Japan. In March 1999, the role was expanded to include ACNielsen Korea. He holds a Bachelor of Commerce degree, with a major in marketing, from the University of NSW, Australia.

        Mr. Sloan, 42, joined the Company in February 2002 as its Senior Vice President of Corporate Development, and became Executive Vice President and Chief Financial Officer in April 2002. Previously, Mr. Sloan was Chief Financial Officer of About.com, Inc., which he joined in January 1999. Prior to About.com, Mr. Sloan served as Executive Vice President and Chief Operating Officer of Sony Worldwide Networks, and prior to that, Mr. Sloan held various positions at Ernst & Young LLP. Mr. Sloan holds a B.B.A. in Accounting and Finance from the University of Wisconsin and is a certified public accountant.

        Mr. Day, 41, has served as the Company's Managing Director, Europe/Middle East/Africa since March 2004. Mr. Day joined the Company in 2000 as the Company's Director of Analytics, and subsequently served as the Company's Senior Vice President, International Commercial. Prior to joining the Company, Mr. Day was Director of Operations for ACNielsen in the U.K., and prior to that, Mr. Day served as Head of Statistical Services for ACNielsen. Mr. Day holds an M.B.A. from Imperial College and a B.A. Honors and Ph.D in Physics from University College, London.

        Mr. Bhatia, 39, has served as the Company's Senior Vice President, Product Marketing and Business Development since January 2002. From October 2000 until January 2002, Mr. Bhatia was Senior Vice President, Interactive Services for Nielsen Media Research. From 1989 to October 2002, Mr. Bhatia worked at Nielsen Media Research in various research positions. Mr. Bhatia holds an M.B.A. in Computer Information Systems from Baruch College, CUNY and a Masters in Economics from Chandigarh, India.

        Mr. Durney, 41, has served as the Company's Senior Vice President of Sales since January 2002. From April 1999 until assuming his current position, Mr. Durney was the Company's Vice President, Eastern Sales. Prior to joining NetRatings, Mr. Durney had a fourteen year career with Dun &

Bradstreet from May 1985 to March 1999. At Dun & Bradsteet, Mr. Durney held various sales and marketing positions, including Senior Vice President—Inside Sales and Services, Vice President of Channel Marketing, Director of National Sales and Assistant Vice President of National Accounts and Portfolio Analytics. Mr. Durney holds a B.S. in Marketing and Management from Siena College, Loudonville, New York.

        Ms. Hickey, 39, joined the Company in August 2002 as Vice President and has served as Senior Vice President of the Company since March 2005. Ms. Hickey is currently responsible for the Company's marketing, investor relations and human resources functions. From 1997 to 2002, Ms. Hickey was with Media Metrix, which became Jupiter Media Metrix, where her last assignment was Vice President of Investor Relations and Corporate Communications. From 1988 to 1997, Ms. Hickey held numerous sales and corporate marketing positions with AT&T. Ms. Hickey is a graduate of Virginia Tech.

        Mr. Shapiro, 36, joined the Company in September 2002 as its Vice President and General Counsel, and has served as the Company's Senior Vice President & General Counsel since March 2005. From April 2000 until July 2002, Mr. Shapiro served as Vice President and General Counsel of Jupiter Communications, Inc. and, following the September 2000 merger with Media Metrix, Inc., as Senior Vice President and General Counsel of Jupiter Media Metrix, Inc. From August 1998 to April 2000, he served as a corporate associate at Brobeck, Phleger & Harrison LLP. From March 1997 to August 1998, Mr. Shapiro served as a corporate associate at Dechert LLP. Mr. Shapiro holds a B.A. from Columbia University and a J.D. from UCLA.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004 by the Company's Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended December 31, 2004 exceeded $100,000 (the "Named Executive Officers"):

Long-Term Compensation Awards Securities Underlying Options(#)
Annual Compensation
Name and Principal Position					All Other Compensation ($)
	Fiscal Year	Salary($)	Bonus($)
William R. Pulver President and Chief Executive Officer	2004 2003 2002	350,000 350,000 350,000	270,000 275,000 212,500	100,000 250,000 —	$	— 50,000 —	(1)
Todd Sloan(2) Executive Vice President of Corporate Development and Chief Financial Officer	2004 2003 2002	250,000 250,000 209,295	118,750 123,750 82,500	75,000 75,000 200,000		— — —
Richard Webb(3) President, Asia-Pacific and Latin America	2004 2003 2002	234,150 — —	108,880 — —	100,000 — —		— — —
George Durney Senior Vice President, Sales	2004 2003 2002	170,000 170,000 169,000	48,450 51,000 43,000	50,000 50,000 75,000		69,388 101,689 88,139	(4) (4) (4)
David Muir(5) Senior Vice President, Engineering and Operations	2004 2003 2002	200,000 200,000 195,000	78,057 90,000 76,500	50,000 50,000 30,000		— — —

(1)
Consists of a bonus paid to Mr. Pulver in March 2004 which was specifically related to Mr. Pulver's efforts to successfully integrate into the Company the various business acquired by the Company in 2002 and 2003.

(2)
Mr. Sloan joined the Company in February 2002.

(3)
Mr. Webb became an executive officer of the Company in February 2004. Mr. Webb resigned from all positions he held at the Company on March 31, 2005.

(4)
Consists of sales commissions paid to Mr. Durney.

(5)
Mr. Muir resigned from all positions he held at the Company on December 31, 2004.

Option Grants in Last Fiscal Year

        The following table sets forth certain information concerning stock options granted to each of the Named Executive Officers during the fiscal year ended December 31, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price Per Share ($/Sh)(3)
Name				Expiration Date
					5%($)	10%($)
William R. Pulver	100,000	8.4	11.05	3/30/14	694,688	1,760,337
Richard Webb	100,000	8.4	11.05	3/30/14	694,688	1,760,337
Todd Sloan	75,000	6.32	11.05	3/30/14	521,016	1,320,253
George Durney	50,000	4.22	11.05	3/30/14	347,344	880,169
David Muir	50,000	4.22	11.05	3/30/14	347,344	880,169

(1)
All options vest as to 25% of such shares one year from the initial vesting date and ratably each month thereafter over the following 36-month period. In addition, the Company's Amended and Restated 1998 Stock Plan provides that in the event of a change in control of NetRatings resulting from a merger or sale of substantially all of our assets, all outstanding stock options will become fully vested and exercisable prior to the date of the change of control if such options are not assumed by the acquiring corporation or substituted for new awards. In addition, some of the foregoing individuals are eligible for accelerated vesting under certain circumstances. See the section of this Proxy Statement titled "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

(2)
Based on an aggregate of 1,177,500 options granted in the fiscal year ended December 31, 2004 to employees of the Company, including the Named Executive Officers.

(3)
The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the date of grant, based on the closing price of the Company's Common Stock on the Nasdaq National Market.

(4)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or the sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in 2004 and Year-End Option Values

        The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2004. In addition, the table sets forth the number of shares covered by unexercised stock options and the value of "in-the-money" stock options held by the Named Executive Officers as of December 31, 2004.

			Number of Shares Underlying Unexercised Options at 12/31/04		Value of Unexercised In- the-Money Options at 12/31/04($)(2)
Name	Shares Acquired on Exercise	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William R. Pulver	136,746	1,635,672	359,357	354,167	2,513,957	3,433,146
Todd Sloan	50,000	708,552	118,229	181,771	969,464	1,783,286
Richard Webb	0	0	0	100,000	0	812,000
George Durney	70,000	391,230	35,313	99,688	198,922	873,153
David Muir	184,895	965,918	626	104,479	8,336	1,021,105

(1)
The value realized represents the difference between the per share closing price of the Company's Common Stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock at that price, or at all.

(2)
Value is based on $19.17 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2004.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        The Company entered into an employment agreement with Mr. Pulver in November 2001. The agreement provided for an initial base salary of $350,000 per year, and a target bonus of $250,000 per year. Mr. Pulver's base salary is reviewed on an annual basis by the Company's Compensation Committee, and his current base salary is $360,000. The Company's Compensation Committee also determines the annual bonus to be paid to Mr. Pulver, and Mr. Pulver's bonus award for calendar year 2004 was $270,000. Mr. Pulver was also granted an option to purchase 500,000 shares of the Company's Common Stock in November 2001 with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. If Mr. Pulver is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then (i) he will be entitled to receive additional cash compensation equal to twelve months' annual salary and the full amount of his targeted annual incentive bonus, as in effect immediately prior to the date of termination, and (ii) his options that would have vested over the twelve month period immediately following the date of termination had Mr. Pulver's employment not been terminated will immediately vest and remain exercisable for the period prescribed in his stock option agreement covering such options. Mr. Pulver has received additional equity-based compensation awards as a result of the Compensation Committee's annual review of his performance. Prior to March 2005, these equity-based compensation awards were in the form of stock options. In March 2005, the Board of Directors and the Compensation Committee decided to grant in 2005 restricted stock to the Company's eligible employees, and Mr. Pulver was subsequently granted an award of 40,000 shares of restricted stock.

        The Company entered into an employment agreement with Mr. Sloan in February 2002. The agreement provided for an initial base salary of $250,000 per year, and a target bonus of 45% of annual salary per year. Mr. Sloan's base salary is reviewed on an annual basis by the Company's Compensation Committee, and his current base salary is $257,500. The Company's Compensation Committee also determines the annual bonus to be paid to Mr. Sloan, and Mr. Sloan's bonus award for calendar year 2004 was $118,750. Mr. Sloan was also granted an option to purchase 150,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. If Mr. Sloan is involuntarily terminated from his position with the Company other than for cause or if he resigns as a result of certain specified actions taken by the Company, then (i) he will be entitled to receive additional cash compensation equal to twelve months'

annual salary and the full amount of his targeted annual incentive bonus, as in effect immediately prior to the date of termination, and (ii) his options that would have vested over the twelve month period immediately following the date of termination had Mr. Sloan's employment not been terminated will immediately vest and remain exercisable for the period prescribed in his stock option agreement covering such options. Mr. Sloan has received additional equity-based compensation awards as a result of the Compensation Committee's annual review of his performance. Prior to March 2005, these equity-based compensation awards were in the form of stock options. In March 2005, the Board of Directors and the Compensation Committee decided to grant in 2005 restricted stock to the Company's eligible employees, and Mr. Sloan was subsequently granted an award of 30,000 shares of restricted stock.

        The Company has entered into severance arrangements with certain other executive officers of the Company. These severance arrangements provide that if the officer is involuntarily terminated from his position with the Company other than for cause or if the officer resigns as a result of certain specified actions taken by the Company, then the officer will be entitled to receive additional cash compensation equal to six months' annual salary as in effect immediately prior to the date of termination.

        The Company's Amended and Restated 1998 Stock Plan provides that in the event of a change in control of the Company resulting from a merger or sale of substantially all of the Company's assets, the acquiring corporation may assume or substitute for outstanding awards granted under the plan. However, if the acquiring corporation does not assume or substitute for an outstanding award, each award, including each award issued to an executive officer of the Company, will become fully vested and exercisable prior to the date of the change in control.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee of the Board of Directors are Mr. Mercer and Mr. Connors, none of whom is an officer or employee or former officer or employee of the Company. During 2004, no executive officer of the Company served on the Compensation Committee, or Board of Directors, of another entity whose executive officer(s) served on the Company's Compensation Committee or Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee is comprised of non-employee members of the Company's Board of Directors. The Compensation Committee currently consists of Mr. Connors and Mr. Mercer.

Compensation Philosophy

        The goals of the Company's compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry and geographic regions in which we operate, to motivate executives to achieve the Company's business objectives and to align the interests of officers with the long-term interests of stockholders. The Company currently uses salary, bonuses and equity-based compensation awards to meet these goals.

Forms of Compensation

        The Company provides its executive officers with a compensation package consisting of base salary, incentive bonuses, equity-based compensation awards and participation in benefit plans generally available to other employees. In making compensation decisions, the Compensation Committee considers individual and Company performance, as well as market information regarding compensation paid by other companies in the Company's industry.

        Base Salary and Benefits.    We provide a base salary and benefits package that is competitive within the industry and geographic regions in which we offer employment. Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions for individuals of similar education and background to the executive officers being recruited. The Company also gives consideration to the individual's experience, reputation in his or her industry and expected contributions to the Company. Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels. Executive officers are generally eligible to participate in benefit programs that are available to all employees.

        Incentive Bonuses.    Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer. The Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer. Bonus payments to the Chief Executive Officer and Chief Financial Officer are based on the Company's overall financial performance. Bonus payments to other executive officers are based on (i) the Company's overall financial performance, (ii) the performance of the executive officer's department and (iii) the achievement of individual performance objectives.

        Equity-Based Compensation.    Equity-based compensation awards are provided through the Amended and Restated 1998 Stock Plan. Prior to March 2005, the Company's practice was to grant stock options to the Company's executives (and other eligible employees). In March 2005, the Compensation Committee and the Board of Directors decided that, for calendar year 2005, the Company would shift the form of equity-based grants from stock options to restricted shares. In addition, the Board of Directors and Compensation concluded that the vesting of the restricted stock granted to the existing executive officers should be linked to the Company's achievement of key financial goals. These decisions were reached following a review of, among other things, the (i) financial impact of shifting from options to restricted stock grants; (ii) the retention goals of the Company, in light of the existing options outstanding and the Company's past practice; (iii) the shares available in the Amended and Restated 1998 Stock Plan; and (iv) the findings of an independent consultant retained by the Compensation Committee. The Compensation Committee believes that equity ownership, particularly in the case of restricted stock grants that include vesting linked to the Company's financial performance, is highly motivating for executives, provides a significant incentive for executives to build stockholder value and serves to align the interests of executives with those of stockholders.

        The past grants of stock options to executive officers, as well as the grants of restricted stock in 2005, are based upon each officer's relative position, responsibilities, historical and expected contributions to the Company, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officer's relative rank and responsibilities. Initial stock option or restricted stock grants designed to recruit an executive officer to join the Company may be based on negotiations with the officer and with reference to historical grants to existing officers.

        Stock options for both executives and other employees were typically granted at the market price of the Company's Common Stock on the date of grant and were subject to four-year vesting, with 25% vesting on the one-year anniversary of the grant and monthly vesting thereafter. In the case of restricted stock for employees that are not executive officers, the grants are subject to three-year vesting, with one-third vesting on each anniversary of the grant. In the case of restricted stock granted to executive officers, the shares vest three years following the grant unless the Company achieves key financial goals in which case the vesting can occur prior to the three-year period. The Compensation Committee believes that the shift from monthly vesting to annual (or longer) vesting in equity-based compensation will provide an added incentive for executives and employees to remain with the Company for a longer period of time.

Compensation of Chief Executive Officer

        Mr. Pulver's base salary of $350,000 for calendar year 2004 was based on the employment agreement entered into between the Company and Mr. Pulver before his joining the Company in November 2001. In negotiating this employment agreement, the Compensation Committee took into account Mr. Pulver's background and experience as well as comparable compensation packages offered in the industry. Mr. Pulver did not receive a base salary increase during 2004. In March 2005, Mr. Pulver's base salary increased to $360,000.

        In 2004, Mr. Pulver was granted options to purchase 100,000 shares of the Company's Common Stock. In making this option grant, the Compensation Committee took into account the prior option grants to Mr. Pulver and Mr. Pulver's past and expected contributions, and the Compensation Committee sought to provide an additional incentive for Mr. Pulver to enhance shareholder value.

        The Compensation Committee set Mr. Pulver's target bonus for 2004 at $280,000. The actual amount of Mr. Pulver's annual bonus is determined by the Compensation Committee following a review of the Company's overall financial performance as measured against specified financial targets. Based on the review of 2004 by the Compensation Committee, the bonus paid to Mr. Pulver for 2004 totaled $270,000.

Summary

        The Compensation Committee believes that the Company's compensation policy as practiced to date by the Compensation Committee and the Board of Directors has been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to corporate goals. The Compensation Committee expects the Company's compensation policy to evolve over time as the Company attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological innovation and development and expansion of the market for the Company's products.

Respectfully Submitted,
Michael P. Connors, Chair D. Scott Mercer

AUDIT COMMITTEE REPORT

        The members of the Audit Committee during fiscal 2004 were Mr. Mercer, Mr. Kingsbury and Mr. Shelton. Mr. Shelton became a member of the Audit Committee in March 2004, replacing Mr. Geddes. Each member of the Audit Committee has been determined to be "independent" as defined under the currently applicable Nasdaq listing standards and the rules and regulations of the SEC. The Audit Committee is a standing committee of the Board of Directors and operates under a written charter adopted by the Board of Directors.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. In addition, the Audit Committee has appointed, subject to stockholder ratification, the Company's independent registered public accounting firm.

        During fiscal 2004, at each of its meetings, the Audit Committee met with senior members of the Company's financial management team and independent registered public accounting firm. The Audit Committee had private sessions with the Company's independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee and senior members of the Company's financial management team reviewed the overall scope and plans for the audit with the independent registered public accounting firm. The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management provided the Audit Committee with a representation that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Company's independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

        Based on the Audit Committee's discussion with management and the independent registered public accounting firm, and the representation of management and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

Respectfully Submitted,
Arthur F. Kingsbury D. Scott Mercer, Chair Jerrell W. Shelton

PERFORMANCE GRAPH

        The following graph demonstrates a comparison of cumulative total stockholder return for holders of the Company's Common Stock from December 31, 1999 through December 31, 2004, compared with the Nasdaq Composite Index and the Nasdaq Computer Index. The graph assumes that $100 was invested on December 31, 1999 in the Company's Common Stock and in each index, and that all dividends have been reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects the Company's relative stock price for the period from December 31, 1999 through December 31, 2004.

	Cumulative Total Return
	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
NETRATINGS, INC.	$100.00	$30.52	$32.58	$14.96	$23.67	$39.83
NASDAQ STOCK MARKET (U.S.) COMPOSITE INDEX	$100.00	$59.19	$44.90	$25.97	$37.93	$40.26
NASDAQ COMPUTER INDEX	$100.00	$58.92	$43.94	$20.67	$30.73	$28.62

CERTAIN TRANSACTIONS

Strategic Relationship with Nielsen Media Research

        In August 1999, NetRatings entered into an operating agreement covering its relationship with Nielsen Media Research. Under the operating agreement, NetRatings pays the actual costs associated with the operation and maintenance by Nielsen Media Research of a sales force dedicated to selling NetRatings' products and services. During the year ended December 31, 2004, this expense totaled approximately $500,000. NetRatings is also charged by Nielsen Media Research for the costs of maintaining its Internet audience measurement panels at the rates Nielsen Media Research charges its own internal divisions. These costs totaled approximately $3,100,000 for the year ended December 31, 2004. In the fourth quarter of 2003, Nielsen Media Research started providing services to recruit and survey respondents for NetRatings' @Plan service. The cost incurred for these services in 2004 was approximately $2,200,000. In March 2004, NetRatings engaged Nielsen Media Research to provide certain technology hosting services for its U.S. data center operations. The cost incurred for these services in 2004 was approximately $300,000.

        In April 2005, Nielsen Media Research and the Company signed a series of agreements pursuant to which the parties will cooperate in connection with enforcing U.S. and foreign patents owned by the two parties.

        Nielsen Media Research currently owns approximately 52% of the Company's Common Stock. Nielsen Media Research is an indirect wholly-owned subsidiary of VNU N.V., which owns approximately 8% of our Common Stock through ACNielsen, another indirect wholly-owned subsidiary.

Strategic Relationship with ACNielsen

        Under a services agreement the Company entered into with ACNielsen in May 2002, ACNielsen provides certain back office services for the Company's international operations. Fees related to these back office services were approximately $800,000 for the year ended December 31, 2004.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders, acting in their sole discretion, deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

THE BOARD OF DIRECTORS

APPENDIX A

NETRATINGS, INC.

AMENDED AND RESTATED
1998 STOCK PLAN

        1.    Purposes of the Plan.    The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Other Awards may also be offered under the Plan.

        2.    Definitions.    As used herein, the following definitions shall apply:

        (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

        (b)   "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

        (c)   "Award" means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock or Restricted Stock Units, in each case subject to the terms of this Plan.

        (d)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended.

        (g)   "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

        (h)   "Common Stock" means the Common Stock of the Company.

        (i)    "Company" means NetRatings, Inc., a Delaware corporation.

        (j)    "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

        (k)   "Director" means a member of the Board of Directors of the Company.

        (l)    "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

        (m)  "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (o)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

          (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (p)   "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Section 13.

        (q)   "Grant Price" means the price established at the time of grant of an SAR pursuant to Section 13, used to determine whether there is any payment due upon exercise of the SAR.

        (r)   "Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (s)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (t)    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (u)   "Option" means a stock option granted pursuant to the Plan.

        (v)   "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (w)  "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

        (x)   "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

        (y)   "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

        (z)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (aa) "Participant" means any eligible individual to whom an Award is made under this Plan.

        (bb) "Period of Restriction" means the period when Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon occurrence of other events as determined by the Committee, in its discretion), as provided in Section 12 below.

        (cc) "Plan" means this Amended and Restated 1998 Stock Plan.

        (dd) "Restricted Stock" means shares of Common Stock acquired pursuant to, and subject to the terms and conditions set forth in, Section 12 below.

        (ee) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 12, except no Shares are actually awarded to the Participant on the date of grant.

        (ff)  "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

        (gg) "Service Provider" means an Employee, Director or Consultant.

        (hh) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 below.

        (ii)   "Stock Appreciation Right" or "SAR" means an Award, designated as an SAR, pursuant to the terms of Section 13 hereof.

        (jj)   "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

        (kk) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (ll)   "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Section 13 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled).

        3.    Stock Subject to the Plan.

        (a)    In General.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 8,465,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares acquired pursuant to a Stock Purchase Right are subsequently repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. If any Restricted Stock, Restricted Stock Units or SARs are subsequently forfeited or expire, then the Shares underlying such Awards shall be available for future grants under the Plan.

        (b)    Net Issuance of Restricted Stock.    For purposes of this Plan, unless the Committee determines otherwise, the Company shall satisfy its liability for applicable withholding taxes with respect to an issuance of Restricted Stock by retaining a sufficient number of Shares of Restricted Stock that it would otherwise deliver on a particular vesting date equal to the amount of any withholding taxes due on such vesting date. The net amount of Shares to be delivered on a vesting date shall equal the total number of Shares otherwise deliverable to the Participant on such vesting date, less such number of Shares equal to the Fair Market Value of such withholding taxes (as determined in the Committee's sole discretion). For purposes of Section 3(a) hereof, only the net amount of Shares delivered on a vesting date shall count towards the maximum aggregate Share awards under this Plan. In the Committee's sole discretion, similar net issuance provisions may be applied to the issuance of Shares pursuant to Awards of Restricted Stock Units or SARs.

        4.    Administration of the Plan.

        (a)    Administrator.    The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

        (b)    Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

          (i)    to determine the Fair Market Value;

          (ii)   to select the Service Providers to whom Awards may from time to time be granted hereunder;

          (iii)  to determine the number of Shares to be covered by each such Award granted hereunder;

          (iv)  to approve forms of agreement for use under the Plan;

          (v)   to determine the terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi)  to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock;

          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

          (viii) to initiate an Option Exchange Program;

          (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x)   to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

          (xi)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan.

        (c)    Effect of Administrator's Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

        5.    Eligibility.

        (a)   Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        (b)   Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock

Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (c)   Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

        (d)   No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 14.

        6.    Term of Plan.    The Plan was originally adopted by the Board on January 30, 1998. It shall continue in effect until January 30, 2008, unless sooner terminated under Section 16 of the Plan.

        7.    Term of Option.    The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        8.    Option Exercise Price and Consideration.

        (a)   The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

          (i)    In the case of an Incentive Stock Option

            (A)  granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B)  granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii)   In the case of a Nonstatutory Stock Option

            (A)  granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

            (B)  granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

        (b)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

        9.    Exercise of Option.

        (a)   Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)    Termination of Relationship as a Service Provider.    If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (c)    Disability of Optionee.    If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (d)    Death of Optionee.    If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        (e)    Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        10.    Non-Transferability of Options and Stock Purchase Rights.    The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        11.    Stock Purchase Rights.

        (a)    Rights to Purchase.    Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Share purchase agreement in the form determined by the Administrator.

        (b)    Repurchase Option.    Unless the Administrator determines otherwise, the Share purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Share purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine. Except with respect to Shares purchased by Officers, Directors and Consultants, the repurchase option shall in no case lapse at a rate of less than 20% per year over five (5) years from the date of purchase.

        (c)    Other Provisions.    The Share purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

        (d)    Rights as a Shareholder.    Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

        12.    Restricted Stock.

        (a)    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted

Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

        (b)    Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Notwithstanding anything in this Section 12 to the contrary, delivery of Shares pursuant to an Award of Restricted Stock or Restricted Stock Units shall be made no later than 2 1/2 months after the close of the Company's first taxable year in which such Shares are no longer subject to a risk of forfeiture (within the meaning of Section 409A of the Code).

        (c)    Transferability.    Except as provided in this Plan or an Award Agreement, the Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise at any time by the Committee. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

        (d)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Unit.

        To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        Except as otherwise provided in this Section 12, Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee in its sole discretion shall determine.

        (e)    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 12(d), each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

    "The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the NetRatings, Inc. 1998 Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from NetRatings, Inc."

        (f)    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Share Units granted hereunder.

        (g)    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock following termination of the Participant's employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        (h)    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

        13.    Share Appreciation Rights

        (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Notwithstanding the foregoing, SARs may be granted only if Shares are traded on an established securities market at the date of grant.

        Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

        The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on 100% of the Fair Market Value of the Shares on the date of grant, (ii) set at a premium to the Fair Market Value of the Shares on the date of grant, or (iii) indexed to the Fair Market Value of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the Fair Market Value of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the exercise price of the related Option.

        (b)    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

        (c)    Term of SAR.    The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten years.

        (d)    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

        (e)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the exercise price of the underlying ISO; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO; (d) the Tandem SAR may be exercised only when the underlying ISO is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying ISO is transferable, and under the same conditions.

        (f)    Payment of SAR Amount.    SARs granted under this Plan shall be payable only in Shares. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company such number of Shares determined by multiplying:

          (i)    The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

          (ii)   The number of Shares with respect to which the SAR is exercised.

        Such product shall then be divided by the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the next whole number) is the number of Shares to be issued to the Participant upon exercise of an SAR.

        (g)    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with or provision of services to the Company, its Parent, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        (h)    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant's permitted transferee.

        (i)    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

        14.    Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

        (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

        (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

        (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in all such Awards. If an Award which is an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the substituted award confers the right to purchase or receive, for each Share underlying such Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received for each Share underlying such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        15.    Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

        16.    Amendment and Termination of the Plan.

        (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

        (b)    Shareholder Approval.    The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

        (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        17.    Conditions Upon Issuance of Shares.

        (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)    Investment Representations.    As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        18.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        19.    Reservation of Shares.    The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        20.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.

        21.    Information to Optionees and Purchasers.    The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

        22.    Withholding Taxes.    The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant, or otherwise require the Participant to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations ("Withholding Taxes") arising as a result of the grant or vesting of any Award, or any other taxable event occurring pursuant to the Plan or any Award Agreement. If, notwithstanding the foregoing, the Participant shall fail to actually or constructively make such tax payments as are required, the Company (or its affiliates) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes.

ANNUAL MEETING OF STOCKHOLDERS

of

NETRATINGS, INC.

JUNE 3, 2005

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NETRATINGS, INC.

        The undersigned hereby appoints William R. Pulver and Todd Sloan proxies and attorney-in-fact, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of NetRatings, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the offices of the Company located at 120 West 45th Street, 35th Floor, New York, New York 10036, at 9:00 A.M., Eastern Time, on June 3, 2005 and at any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company, dated April 29, 2005 (the "Proxy Statement"), receipt of which is hereby acknowledged.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES, AND "FOR" PROPOSALS 2 AND 3. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        By executing this proxy, the undersigned hereby revokes all prior proxies.

(Continued, and to be marked, dated and signed as instructed on the other side)

V FOLD AND DETACH HERE AND READ THE REVERSE SIDE V
PROXY	Please mark your votes like this	☒

1. ELECTION OF DIRECTORS:		FOR ☐	WITHHOLD AUTHORITY ☐	2.	TO APPROVE THE ADOPTION OF THE COMPANY'S AMENDED AND RESTATED 1998 STOCK PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
(To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)
William R. Pulver John A. Dimling Michael P. Connors David H. Harkness Arthur F. Kingsbury	Thomas A. Mastrelli D. Scott Mercer James M. O'Hara Jerrell W. Shelton			3.	TO RATIFY THE APPOINTMENT OF ERNST AND YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

					COMPANY ID:
					PROXY NUMBER:
					ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED 1998 STOCK PLAN
PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
EXECUTIVE OFFICERS OF REGISTRANT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A NETRATINGS, INC. AMENDED AND RESTATED 1998 STOCK PLAN